UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 25, 2011

Image Sensing Systems, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-26056	41-1519168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Spruce Tree Centre, 1600 University Avenue West, St. Paul, Minnesota		55104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code    (651) 603-7700

_________________________________________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 25, 2011, Image Sensing Systems, Inc. (the “Company”) held its 2011 Annual Meeting of Shareholders.  Of the 4,880,819 shares of the Company’s common stock outstanding and entitled to vote, 3,844,723 shares, or 78.8%, were represented at the meeting.  During the meeting, the shareholders voted on the following matters:

Proposal 1 – Election of Directors

•	The shareholders elected the following individuals to serve as directors until the 2012 Annual Meeting of Shareholders or until their successors have been duly elected and qualified:

	Votes For	Votes Withheld	Broker Non-Votes
Panos G. Michalopoulos	2,887,139	153,505	804,079
Michael C. Doyle	2,473,356	567,288	804,079
Kenneth R. Aubrey	2,838,250	202,394	804,079
James W. Bracke	3,003,551	37,093	804,079
Sven A. Wehrwein	3,022,813	17,831	804,079
James Murdakes	2,582,884	457,760	804,079
Michael G. Eleftheriou	3,020,813	19,831	804,079

Proposal 2 – Ratification of Appointment of Our Independent Registered Public Accounting Firm.

•	The shareholders ratified Grant Thornton LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2011:

Votes For	Against	Abstain
3,800,494	30,954	13,275

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Image Sensing Systems, Inc.

Date: May 27, 2011
By	/s/ Gregory R. L. Smith
Gregory R. L. Smith Chief Financial Officer (Principal Financial Officer)

3